Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PUROFLOW INCORPORATED

PUROFLOW INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1.         This Certificate of Amendment amends the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") by amending Article First to change the name of the Corporation.

2.         The text of Article First of the Certificate of Incorporation is amended hereby to read as follows:

"First:  The name of the Corporation is Argan, Inc."

3.         The foregoing amendment to the Certificate of Incorporation was duly adopted by vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon.

4.         This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned authorized officer this 23rd day of October, 2003.

PUROFLOW INCORPORATED

By: /s/ Rainer H. Bosselmann
      Name: Rainer H. Bosselmann
      Title: Chairman of the Board